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                                                      EXHIBIT 5


                                  December 20, 1996




Children's Broadcasting Corporation
724 First Street North
Minneapolis, Minnesota  55401

Gentlemen:

    I am General Counsel to Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), in connection with its filing of a registration statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering 5,000,000 shares of common stock, $.02 par value, of the Company (the "Shares") and $5,000,000 of promissory notes of the Company (the "Debt Securities").

    I have examined the Registration Statement and those documents, corporate records, and other instruments I deemed relevant as a basis for the opinion herein expressed.

    Based on the foregoing, it is my opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission (the "Commission"), and the Shares have been issued in connection with proposed acquisitions as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully-paid and nonassessable. Based on the foregoing, it is further my opinion that when the Registration Statement shall have been declared effective by order of the Commission, and the Debt Securities have been issued in connection with proposed acquisitions as contemplated by the Registration Statement, the Debt Securities will be binding obligations of the Company.

    I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the Prospectus included in such Registration Statement.




                                       /s/ Lance W. Riley
                                       ------------------------------------
                                       Lance W. Riley
                                       General Counsel
                                       Children's Broadcasting Corporation